SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2002 (September 25, 2001)

RAINWIRE PARTNERS, INC.

Delaware	0-23892	57-0941152

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

Suite 925, 8215 Roswell Road, Atlanta, GA 30350
(Address of principal executive offices)

770-522-8181
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-2.1 MUTUAL AGREEMENT OF TERMINATION

Item 5. Other Events.

     On September 25, 2002, Rainwire Partners, Inc. (“Rainwire”) and Oasis Group, Inc., a Georgia corporation (“Oasis”) mutually terminated the Amended and Restated Plan and Agreement to Exchange Stock dated as of December 19, 2002 (the “Share Exchange Agreement”), whereby Oasis would have become a wholly-owned subsidiary of Rainwire. In addition, on September 25, 2002, Rainwire withdrew its Registration Statement on Form S-4 in connection with the Share Exchange Agreement.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not Applicable.

(b)	Pro Forma Financial Information.
Not Applicable.

(c)	Exhibit

	2.1	Mutual Agreement of Termination by and between Rainwire Partners, Inc. and Oasis Group, Inc., dated as of September 25, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RAINWIRE PARTNERS, INC. (Registrant)

Dated: September 27, 2002	By	/s/ Lyne Marchessault

Lyne Marchessault President